EXHIBIT 99.1

Onfolio Holdings Inc. Secures $100 Million Equity Purchase Facility to Accelerate Acquisition Strategy

Facility provides discretionary capital as Company scales AI-powered services and builds on first positive EBITDA year

WILMINGTON, Del., April 16, 2026 (GLOBE NEWSWIRE) Onfolio Holdings, Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP), an owner-operator of cash-generative online businesses, today announced that it has entered into a $100 million Equity Purchase Facility Agreement (the “Facility”) with an institutional investor.

The Facility provides the Company with flexible, discretionary capital – primarily for working capital and acquisitions targeting cash-generative online businesses that the Company believes are undervalued relative to their potential under an AI-native operating model – with a portion allocated to incrementally grow its existing digital asset reserve. Together with the existing convertible note facility, this Facility is designed to advance the Company’s broader strategy of compounding value across its operating portfolio, AI-driven margin improvements, and yield-generating digital asset treasury.

“We spent 2025 closing the gap to profitability,” said Onfolio CEO Dominic Wells. “Now we’re deploying capital to grow. This Facility is another tool in our growing capital toolkit that gives us more optionality to move aggressively on acquisitions, plug each one into the AI infrastructure we’ve built, and continue compounding through both our operating businesses and our digital asset treasury.”

Additional information regarding the Facility is available in the Company’s Form 8-K filing with the Securities and Exchange Commission.

The Company’s AI strategy is centered on delivering high-margin managed AI services to new and existing clients by leveraging frontier AI models to provide enterprise-grade content, marketing, data analytics and automation solutions. Onfolio’s approach is asset-light – scaling AI revenue on top of existing frontier model infrastructure without the associated capital expenditure risks.

“We’re already making progress rolling out AI services to our existing clientbase, plus using AI to improve our margins across the B2B segment of our portfolio. The B2C segment is benefitting from improved AI-powered data analytics, which is also something we will roll out as a new service to existing and new B2B clients,” continued Wells.

“As we make more acquisitions and grow our portfolio, this AI-powered services layer will become increasingly important in scaling our platform,” concluded Wells.

ABOUT ONFOLIO HOLDINGS

Onfolio Holdings Inc. (Nasdaq: ONFO) is an owner-operator of cash-generative online businesses. The Company acquires and operates profitable online businesses across diverse verticals, including marketing, education, and e-commerce, with a focus on sustainable cash flow and long-term value creation. The Company uses AI across its operations to improve acquired businesses, build internal tools, and develop AI-powered products.

Visit www.onfolio.com for more information.

FORWARD-LOOKING STATEMENTS

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the Company’s ability to draw on the Facility under its terms, the Company’s ability to identify and complete acquisitions on acceptable terms, market conditions affecting the Company’s common stock, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K; other risks to which our Company is subject; other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT

investors@onfolio.com